(Translation from Chinese)

Listing Agreement

Contract No.: 001

Party A: Hefe GinKo Real Estate Company, Ltd. ("Party A"), a company registered in Anhui, China

Legal address: 236 YuanHe Rd,YuDeHe, #4, 201, Hefe, Anhui, China

Party B: EastBridge Investment Group Corporation, Inc. (“Party B”), a company registered in Arizona, United States.

Legal address: 2101 E Broadway, #30, Tempe, AZ 85282 USA

Article 1—Listing Service

Whereas, Party A asks Party B to provide assistance in listing its stock on NYSE, Nasdaq or OTCBB stock markets, directly or indirectly through a reverse merger with a public company. Party A’s definition of its listing is for its stock to be published on a U.S. stock market as a result of direct listing or through a reverse merger with a public company. Party A has the right to refuse the merger candidate if it deems the candidate is not appropriate.

Article 2—Authority and Preconditions

1. Party B’s authority includes consultations, negotiations involved in the listing process, and the handling of relevant formalities; Party B shall have the right to decide how to list on a U.S. market for Party A, in any legal manner conforming to U.S. laws and relevant regulations thereof.

2. Party A shall meet the following conditions before Party B agrees to take on this project as stipulated in Article 1 hereof:

A.

Party A shall provide Party B with annual financial reports for 2007 and 2008 to be issued by a local certified public accountant.

B.

Party A shall provide Party B with a quarterly financial reports issued by local certified public accountant on a quarterly basis,

Article 3—Term and Conditions

1)

Party B shall complete the listing of Party A’s stock in the U.S. public market in 2009 conditioned upon Party A’s fulfillment of the following:

2)

Successful financial auditing for 2007 and 2008 in accordance with the US GAAS (Generally Accepted Auditing Standard) and GAAP (Generally Accepted Accounting Principles) prior to Party A’s successful listing,

A.

Party A has not lost greater than 20% of its assets as of December 2006’s financial statement,

B.

Party A is able to realize after-tax profits for 2007 and 2008 of at least RMB 9,000,000 and RMB 10,000,000; such pre-estimated after-tax profits shall be the basis of current market conditions, instead of guarantee or commitment.

C.

Party A is free from material law suits or scandals, etc., which are detrimental to the intangible assets of Party A.

3)

Party A agrees that the first day Party A’s stock is freely traded on a

U.S. stock market shall be the expiration date of this agreement. Party A agrees that Party B shall have fulfilled all its obligations on such a trading date. If Party A’s stock is still not freely traded in the U.S. by the end of 2009, the Parties agree to terminate this Listing Agreement.

Article 4—Party A’s Protection of Party B’s Interest

1. Party B agrees to bear the following expenses for the listing of Party A:

A.

Legal and consulting expenses;

B.

Expenses for 2 fiscal years (2007 and 2008) of GAAS/GAAP audits;

C.

SEC application fee, road show (Party A shall bear its own traveling expenses), and one year of PR expenses;

D.

Expenses for merger with another listed company, including legal expenses and auditing expenses;

E.

Miscellaneous market maker fees, stock certificate printing fees and registration expenses;

F.

For the first twelve months immediately following the successful listing of Party A’s stock in the U.S. market, both parties agree to share the legal, audit and public relations fees on a fifty by fifty basis (50/50).

2. In order to protect Party B’s interest already invested and/or to be invested, the Parties agree to the following conditions demanded by Party B:

A.

If for any reason or no reason Party A does not want to be listed in the U.S. market, Party A agrees not to list its stock in any stock market of the world within 2 years after the termination of this agreement.

B.

Party A confirms that, on the date of and upon the execution this agreement, Party A’s shareholders and the ownership of stock held by them are:

1. The original Party A’s shareholders and their total stock ownership of Party A’s outstanding stock is 82%;

2. Party B’s total stock ownership of Party A’s stock is 18%.

C.  After the execution hereof, Party A shall not, without written consent of

Party B, change its stock equity structure.

D. Party A agrees to grant ONE board of directorship to Party B.

E. Before Party A becomes public in the U.S., Party B agrees to forgo any dividends that may be eligible for Part A’s stock and/or any voting power as a director.

Article 5—Timely Report

The Parties shall be responsible for notifying the other party on a timely basis regarding the progress and change of the listing.

Article 6— Listing fees and Manner of Payment

1) Party A agrees to grant 18% of its stock for a total consideration of ONE US dollar to Party B at the time of the execution of this agreement as the sole compensation for Party B’s listing service. And Party B agrees to accept such a compensation for its service. Board of Directors of Party A shall provide Party B with a board resolution regarding the transfer of 18% stock ownership to Party B.

Article 7—Stock Transfer

Party B shall not, prior to the SEC’s approval of the listing of Party A’s stock, transfer to any third party of Party A’s shares held by Party B in any manner.

Article 8— Treatment of stock for Failure of Listing

If for any reason or no reason Party A cannot or does not want to be listed in the US by the end of 2009 after this Listing Agreement becomes effective, unless Parties consent to an extension in writing, then Party B shall, within five days of the expiration of this agreement and any extension in writing thereof, unconditionally sell Party A’s shares held by Party B back to Party A for ONE RMB (Chinese Currency) total.

Article 9—Consent to Invitation

Prior to the listing, in order for Party B to make efficient introduction of Party A to the U.S. investors and the stock market, Party A agrees to invite Party B to attend its board meetings and senior management meetings to have some knowledge of its daily business operations.

Article 10—Confidentiality

Party A and Party B shall be responsible for actively maintaining the confidentiality of the business secret of the other party or any information relevant to the listing process.

Article 11—Applicable Law

For matters not included herein, Contract Law of the People’s Republic of China shall govern; implementation and construction of this Contract shall be governed by the laws of the People’s Republic of China.

Article 12—Dispute Settlement

For all disputes and differences relevant hereto or arising from performance hereof, the Parties shall first try to settle the matter through friendly consultations. If no agreement is reached within 30 days as of the date of the occurrence of the dispute or difference, either party may submit the dispute to Beijing International Arbitration Commission for arbitration in accordance with then applicable arbitration rules. The arbitration award shall be final, and binding on both parties.

Article 13 Entire Agreement

This Agreement shall be the final and complete contract between the Parties, and shall supersede all previous agreements between the Parties, oral or written.

Article 14—Miscellaneous

1. If this agreement has versions of more than one language, the Chinese version shall govern in case of dispute or inconsistency between them.

Article 15—Effectiveness and Modification

This agreement shall become effective on the date when it is signed by both parties. The Parties may modify or supplement this agreement in writing, and written modification or supplementation to this agreement signed by the Parties shall be an integral part hereof, and shall have the same legal effect as this Contract.

Article 16—Duplicates

This agreement shall be served in 4 copies, with each party holding 2, each with the same legal effect.

Party A (signature and seal):                        Party B (signature and seal):

Authorized representative name,                Authorized representative name,
signature and title:                                       signature and title:

/s/ Chen Zong, President                           /s/ Keith Wong, President

Date: July 17, 2007                                 Date: July 24, 2007